Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
KollagenX, Inc.

We have audited the accompanying balance sheets of KollagenX, Inc. as of  February 28, 2014 and 2013, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended February 28, 2014. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of   KollagenX, Inc.  as of   February 28, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended  February 28, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC
Las Vegas, NV
July 11, 2014

KOLLAGENX, INC.
BALANCE SHEETS

	February 28,
	2014	2013
ASSETS

Current assets
Cash	$4,905	$3,456
Inventory	82,244	56,685
Total current assets	87,149	60,141

Long term assets
Related party receivable	10,000	10,000
Computer and production equipment	31,140	16,436
less: accumulated depreciation	(31,140)	(14,179)
Total long term assets	10,000	12,257

Total assets	$97,149	$72,398

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$39,108	17,149
Related party payable	45,654	36,154
Note payable	75,000	75,000
Loans payable	89,350	79,146
Total current liabilities	249,112	207,449

Common stock $1.00 par value; 5000 authorized; 1,000
issued and outstanding	1,000	1,000
Deficit	(152,963)	(136,051)
Total stockholders' deficit	(151,963)	(135,051)

Total liabilities and stockholders' deficit	$97,149	$72,398
		$(0)

See accompanying notes to financial statements

KOLLAGENX, INC.
STATEMENTS OF OPERATIONS

	For the years ended
	February 28,
	2014	2013
Income
Revenue	$287,604	$317,899
Total revenue	287,604	317,899

Cost of sales
Purchases	25,031	16,958
Freight and packaging	26,538	32,355
Total cost of sales	51,569	49,313

Gross profit	236,035	268,586

Operating expenses
Advertising and promotion	47,810	56,398
Depreciation	16,961	2,591
General and administrative	47,945	48,586
Management salaries	18,000	18,000
Trade shows	83,413	98,752
Wages	30,216	50,583
Total operating expenses	244,344	274,912

Profit (loss) from operations	(8,309)	(6,326)

Other expenses
Interest expense	8,603	5,200
Total other expenses	441,172	492,299

Net loss for the year	$(449,481)	$(498,625)

Net loss per common share -
basic and diluted	$(449.48)	$(498.62)

Weighted average common
shares outstanding -
basic and diluted	1,000	1,000

See accompanying notes to financial statements

KOLLAGENX, INC.
STATEMENTS OF CASH FLOWS

	For the years ended
	February 28
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(449,481)	$(498,625)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	16,961	2,591
Changes in operating assets and liabilities:
Increase in inventory	(25,559)	(56,685)
Accounts payable and accrued liabilities	21,960	22,392
Net cash used by operating activities	(436,120)	(530,327)

Cash flows from investing activities:
Property and equipment acquisitions	(14,704)	(4,716)
Net cash used by investing activities	(14,704)	(4,716)

Cash flows from financing activities:
Proceeds from related party payable	9,500	38,586
Proceeds (repayment) of notes payable	10,204	(4,279)
Net cash provided by financing activities	19,704	34,307

Net change in cash	(431,120)	2,483

Cash, beginning of period	3,456	973

Cash, end of period	$(427,664)	$3,456

Supplemental disclosure of cash flow information:
Interest paid	$8,603	$5,200
Income taxes paid	$-	$-

See accompanying notes to financial statements

KOLLAGENX, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

	Common stock		Accumulated	Stockholders'
	Shares	Par Value	Deficit	Eequity

Balance, March 1, 2012	1000	$1,000	$(124,525)	$(123,525)
Net income for the year ended February 28, 2013	-	-	(498,625)	(498,625)

Balance, February 28, 2013	1,000	1,000	(623,150)	(622,150)
Loss for the year ended February 28, 2014	-	-	(449,481)	(449,481)

Balance, February 28, 2014	1,000	$1,000	$(1,072,631)	$(1,071,631)

See accompanying notes to financial statements

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

1.           DESCRIPTION OF BUSINESS

KollagenX was incorporated in the state of California on May 15, 2009 under the name QWR, Inc., and commenced operations, in 2010, doing business as KollagenX.  On October 8, 2013, the name was changed to KollagenX Incorporated.

KollagenX provides personal beauty care products, specializing in skin care, marketing its products nationally and internationally.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Year-End - The Company has selected February 28 as its year end.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Transfers of Nonmonetary Assets by Stockholders - The Company records transfers of nonmonetary assets to the Company by stockholders in exchange for common stock at the stockholders’ historical cost basis determined in conformity with generally accepted accounting principles in the United States of America.

Cash - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation.  As of February 28, 2014 and February 28, 2013 no amounts were in excess of the federally insured program.

Inventory - Inventory is stated at the lower of cost or market.  Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory.  Inventory consists of finished goods held for sale.  The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation.  Expenditures for equipment acquisitions are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets.   Upon sale or other disposition of a depreciable asset, the cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Furniture and fixtures	3 years
Computers and office equipment	1-3 years

Impairment of Long-lived Assets - The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment.

Revenue Recognition
The Company derives revenue from the sale of its products.  The Company recognizes revenue when persuasive evidence that an agreement exists and the product has been shipped.

 The Company must meet all of the following four criteria in order to recognize revenue:

Persuasive evidence of an arrangement exists
Shipping has occurred
The sales price is fixed or determinable
Collection is reasonably assured

Fair Value of Financial Instruments - The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are accounts payable and loans and notes payable. The recorded values of accounts payable and loans and notes payable approximate their fair values based on their short-term nature

Share-based Compensation - The Company recognizes share-based compensation, including stock option grants, warrants and restricted stock grants at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the vesting period.

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on earnings, capital requirements and financial condition, as well as other relevant factors.   The Company does not intend to pay any cash dividends in the foreseeable future but intend to retain all earnings, if any, for use in the business.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Risks and Uncertainties - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance. The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain. To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company’s deferred tax assets, which increase income tax expense in the period when such a determination is made.

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position. Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations.

Recent Accounting Pronouncements - There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

3.           GOING CONCERN

The Company incurred a net loss of $16,912 for the year ended February 28, 2014 compared to a net loss of $11,526 for the year ended February 28, 2013 and has an accumulated loss of $152,963 since inception.  The Company anticipates that it will return to profitability during the third quarter of the current fiscal year.  The Company is able to sustain itself, at its current level of sales, for the next twelve months.

These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock and ultimately to attain profitability.

Management’s plan, in this regard, is to raise additional financing through a combination of equity and debt financing. Management believes this will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

4.           INVENTORY

The Company maintains its inventory of finished goods, amounting to $82,244 at February 28, 2014 and $56,685 in a warehouse facility in Chino, California.  Sales demand is projected, in advance, taking into account future trade shows and new inventory is acquired on an as needed basis.

5.           RELATED PARTY RECEIVABLE

The Company anticipates that the loan receivable of $10,000 will be collected during the current fiscal year.

6.           PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of February 28, 2014 and February 28, 2013:

	February 28, 2014	February 28, 2013

Computer and office equipment	$31,140	$16,436
Accumulated depreciation	(31,140)	(14,179)
Property and equipment, net	$-	$2,257

Depreciation expense for the years ended February 28, 2014 and February 28, 2013 was $16,961 and $2,591 respectively.

7.           NOTES and LOANS PAYABLE

As of February 28, 2014 and February 28, 2013 the Company had notes and loans from three non-related parties totaling $164,350 and $154,146 respectively.  None of the notes and loans has an interest obligation nor a maturity date.

8.           RELATED PARTY TRANSACTIONS

During the two years ended February 28, 2014 and 2013 the Company President and the Company Treasurer respectively loaned $48,000 and $18,086 to the Company which repaid $16,000 and $3,000 respectively.  The funds were advanced, on an open line of credit, without a maturity and without interest or collateral.  The loans totaled $45,654 and $36,154 at February 28, 2014 and February 28, 2013.

KOLLAGENX, INC
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2014

9.           STOCKHOLDERS’ EQUITY

No common shares were issued during the year ended February 28, 2014 or during the year ended February 28, 2013.

10.           SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and has not identified any reportable events.